Exhibit 10.7

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Modification to the Wets Workflow Purchase Agreement and Dry Workflow

Purchase Agreement

Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, California 95134 (“IM”) entered into a Wets Workflow Purchase Agreement effective July 13, 2007, which was subsequently amended by an Addendum effective Dec. 21, 2007, then by an Amendment effective Dec. 16, 2008 and then by a Supplement effective Mar. 16, 2009 (collectively the “Wets Agreement’’). ATMI and IM also entered into a Dry Workflow Purchase Agreement effective December 16, 2008 (“Dry Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the terms of the Wets Agreement and the Dry Agreement (hereinafter “Modification”) as set forth below.

1.     Extension of exclusivity

1.1   In Section 4.1 of the Amendment, (i) the reference to [*] in the first paragraph is replaced with [*], and (ii) the last three paragraphs are deleted in their entirety.

1.2   The list of “Strategic Accounts” is hereby updated to include the accounts listed on Schedule A attached hereto.

1.3   The list of Strategic Fields is hereby updated to include the applications listed on Schedule B attached hereto.

1.4   In Section 4.2 of the Amendment, all instances of [*] are replaced by [*].

1.5   The following is added at the end of Section 4.2 of the Amendment- “Notwithstanding the foregoing. IM agrees not to ship a Wets Workflow or [*] to a Competitor prior to [*]”.

1.6   The following is added after the last sentence of Section 4.3 of the Amendment:

“If IM identifies an opportunity for IM and ATMI to work in a joint development program or if ATMI introduces IM to such an opportunity (“JDP’’) for an integrated device manufacturer (“IDM”) for which ATMI has relevant HPC resources and expertise available, IM and ATMI hereby agree to enter into good faith negotiations to agree on the revenue sharing arrangement (where such sharing shall be based on the parties’ respective resource contributions) between IM and ATMI pursuant to such JDP. Any such revenue sharing arrangement shall be detailed in a separate formal agreement (“Revenue Sharing Agreement”). It is further agreed that tor any such JDP, IM and ATMI shall, where feasible, define a joint sales and marketing plan.

2.      Strategic FTEs

2.1    In consideration for the payment identified in Section 2.2 below, IM shall commit [*] Strategic FTEs to provide services to ATMI from [*] through [*].

2.2    In consideration for the covenant in Section 2.1 above, ATMI shall pay IM at a [*] rate of [*] corresponding to each [*] in [*] and [*] (for a total payment of

[*]). ATMI shall issue a non cancellable purchase order for such payments no later than [*]. ATMI shall promptly pay IM [*] following its receipt of IM’s invoice tor such amount.

3.      HPC Site License Renewal

3.1   In consideration for the payments identified in Section 3.2 below, IM grants and ATMI accepts a 2 year extension of the HPC Site License, Informatics License and Maintenance tor the Workflow at each Site identified below. The term of extension for each Site shall start on the corresponding date identified in Column (I) below and end on the corresponding date identified in Column (2).

3.2   For each Site, in consideration for the covenants in Section 3.1 above, ATMI shall pay IM the corresponding amount identified in Column (3) below by [*] and the corresponding amount identified in Column (4) below by [*]. ATMI shall issue non-cancellable purchase orders to obtain such licenses and maintenance tor each Site as set .forth in the attached quotes:

Site #	Location	WF Type	(1) Start of extension term	(2) End of extension term	(3) Amounts payable by [*]	(4) Amounts payable by [*]
1	[*]	[*]	[*]	[*]	[*]	[*]
2	[*]	[*]	[*]	[*]	[*]	[*]
3	[*]	[*]	[*]	[*]	[*]	[*]
4	[*]	[*]	[*]	[*]	[*]	[*]

The Modification shall have an effective date of 8/27, 2010.                                                               (*plus tax)

All capitalized terms not defined herein shall have the meanings given them in the Wets Agreement or the Dry Agreement, as applicable. This Modification shall be deemed to be incorporated into each of the Wets Agreement and the Dry Agreement and made a part thereof. All references to the Wets Agreement or Dry Agreement in any other document shall be deemed to refer to the Wets Agreement or Dry Agreement, as applicable, as modified by this Modification. Except as modified by this Modification, all of the terms and conditions of the Wets Agreement and the Dry Agreement shall remain in full force and effect. In the event that the terms of this Modification conflict with the terms of the Wets Agreement and its schedules, as amended, or the Dry Agreement and its schedules, as amended, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the Effective Date.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/David Lazovsky	By:	/s/Daniel P. Sharkey

Name:	David Lazovsky	Name:	Daniel P. Sharkey

Title:	President & CEO	Title:	EVP, Bus. Development

Date:	8/27/10	Date:	9/1/10

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE A

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE B

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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